EXHIBIT 10.1
                            SAN JOSE WATER COMPANY
                            EXECUTIVE SUPPLEMENTAL
                               RETIREMENT PLAN
            (As Amended and Restated Effective October 28, 2009)

                             PLAN AMENDMENT NO. 1


The San Jose Water Company Executive Supplemental Retirement Plan, as amended and restated effective October 28, 2009 (the "Plan"), is hereby further amended as follows, effective as of the respective dates indicated below:

     1. Section 1.34 of the Plan is hereby amended in its entirety to read as follows, effective as of the original effective date of the Plan in order to conform the provisions of the Plan to the actual manner in which the Plan has been administered in practice:

          "1.34 Year of Service means a Year of Credited Service, as defined and calculated in accordance with Section 2.74 of the March 31, 2008 restatement of the San Jose Water Company Retirement Plan (or any predecessor version of such plan)."

     2. Section 3.1 of the Plan is hereby amended in its entirety to read as follows, effective as of January 1, 2010:

          "3.1 Retirement Benefit Formula. The actual Retirement Benefit to be paid under this Plan to a vested Participant beginning on his or her Benefit Commencement Date determined in accordance with Section 3.2 shall be calculated on the basis of the following formula for determining a Participant's normal retirement benefit and shall be adjusted so that it is the Actuarial Equivalent of such normal retirement benefit after taking into account any Benefit Commencement Date prior to the Participant's Normal Retirement Date and/or any form of payment other than a Single Life Annuity for the Participant:

          - The normal retirement benefit is a Single Life Annuity for the Participant commencing on his or her Normal Retirement Date in a monthly dollar amount equal to two and two tenths percent (2.2%) of the Final Average Compensation of such Participant multiplied by his or her Years of Service (including any partial Year of Service determined in accordance with Section 2.74 of the San Jose Water Company Retirement Plan, but not to exceed twenty (20) Years of Service in total) plus one and one-tenth percent (1.1%) of the Final Average Compensation of such Participant multiplied by his or her Years of Service in excess of 20 years (including any partial Year of Service determined in accordance with Section 2.74 of the San Jose Water Company Retirement Plan, but not to exceed an additional ten (10) years in total), up to a total not to exceed fifty-five percent (55%) of such Participant's Final Average Compensation; less the monthly retirement benefit payable to such Participant from the San Jose Water Company Retirement Plan. However, the following percentage increases shall be in effect with respect to such benefit formula:

          (a) The one and one-tenth percent (1.1%) and fifty-five percent (55%) of Final Average Compensation percentages of such formula shall be increased to one and six tenths percent (1.6%) and sixty percent (60%) of Final Average Compensation respectively for Participants who are credited with an Hour of Service, as defined in the San Jose Water Company Retirement Plan, on or after November 1, 1999.

          (b) For each Participant credited with an Hour of Service, as defined in the San Jose Water Company Retirement Plan, on or after January 1, 2010, the one and six tenths percent (1.6%) component of the revised benefit formula in subparagraph (a) above shall be further increased to two and two tenths percent (2.2%) of Final Average Compensation for each Year of Service, whether completed on or before January 1, 2010, in excess of 20 years (including any partial Year of Service determined in accordance with Section 2.74 of the San Jose Water Company Retirement Plan, but not to exceed in total the additional number of Years of Service necessary to reach the maximum 60% of Final Average Compensation retirement benefit). Accordingly, the maximum retirement benefit for any such Participant under the Plan shall continue to be limited to sixty percent (60%) of his or her Final Average Compensation.

          The amount of the offset for the monthly retirement benefit paid from the San Jose Water Company Retirement Plan shall be calculated on the basis of the single life monthly annuity under such Plan commencing on the Participant's Normal Retirement Date which is the Actuarial Equivalent of his or her normal retirement benefit under such plan."

     3. Except as modified by this Plan Amendment No. 1, all the terms and provisions of the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, San Jose Water Company has caused this Plan Amendment No. 1 to be executed on its behalf by its duly-authorized officer on this 27th day of January 2010.


                              SAN JOSE WATER COMPANY


                              By:  /s/ W. Richard Roth
                                   -------------------------------
                                   W. Richard Roth, President and